Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MAN AHL FUTURESACCESS LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 2010, AT 8:55 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4807300 8100

AUTHENTICATION: 7910870

100345819

DATE: 04-05-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:03 PM 04/01/2010
FILED 08:55 PM 04/01/2010
SRV 100345819 - 4807300 FILE

CERTIFICATE OF FORMATION

OF

MAN AHL FUTURESACCESS LLC

This Certificate of Formation of Man AHL FuturesAccess LLC (the "LLC"), dated as of April 1, 2010, is being duly executed and filed by Colleen R. Rusch, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Man AHL FuturesAccess LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Colleen R. Rusch

Colleen R. Rusch
Authorized Person